FORM OF
                                CUSTODY AGREEMENT

         AGREEMENT, dated as of November __, 1996 by and between THE FBR FAMILY OF FUNDS (the "Trust"), a business trust organized and existing under the laws of the State of Delaware, acting with respect to and on behalf of each of the series of the Trust that are identified on Exhibit A hereto (each, a "Portfolio"), and CUSTODIAL TRUST COMPANY, a bank organized and existing under the laws of the State of New Jersey (the "Custodian") and an affiliate of Bear, Stearns & Co. Inc.

         WHEREAS, the Trust desires that the securities, funds and other assets of the Portfolios be held and administered by Custodian pursuant to this Agreement;

         WHEREAS, each Portfolio is an investment portfolio represented by a series of Shares included among the shares of beneficial interest issued by the Trust, an open-end management investment company registered under the 1940 Act;

         WHEREAS,   Custodian   represents   that  it  is  a  bank   having  the
qualifications prescribed in the 1940 Act to act as custodian for management investment companies registered under the 1940 Act;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following terms, unless the context otherwise requires, shall mean:

         1.1 "Authorized Person" means any person authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and identified, by name or by office, in Exhibit B hereto or any person designated to do so by an investment adviser of any Portfolio who is named by the Trust in Exhibit C hereto.

         1.2 "Board of Trustees" means the Board of Trustees of the Trust or, when permitted under the 1940 Act, the Executive Committee thereof, if any.

         1.3 "Book-Entry System" means a book-entry system maintained by a Federal Reserve Bank for securities of the United States government or of agencies or instrumentalities thereof (including government-sponsored enterprises).

         1.4 "Business Day" means any day on which banks in the State of New Jersey and New York are open for business.

         1.5 "Custody Account" means, with respect to a Portfolio, the account in the name of such Portfolio, which is provided for in Section 3.2 below.

         1.6 "Domestic Securities Depository" means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which acts as a securities depository.

         1.7 "Eligible Domestic Bank" means a bank as defined in the 1940 Act.

         1.8 "Eligible Foreign Entity" means any banking institution, trust company or other entity organized under the laws of a country other than the United States which is eligible under the 1940 Act to act as a custodian for securities and other assets of a Portfolio held outside the United States.

         1.9  "Foreign   Securities   Depository"  means  a  foreign  securities
depository or clearing agency as defined in the 1940 Act.

         1.10  "Master   Repurchase   Agreement"  means  the  Master  Repurchase
Agreement of even date herewith between the Trust and Bear, Stearns & Co. Inc. as it may from time to time be amended.

         1.11 "Master Securities Loan Agreement" means the Master Securities Loan Agreement of even date herewith between the Trust and Bear, Stearns Securities Corp. as it may from time to time be amended.

         1.12 "1940 Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         1.13 "Oral Instructions" means instructions orally transmitted to and accepted by Custodian which are (a) reasonably believed by Custodian to have been given by an Authorized Person, (b) recorded and kept among the records of Custodian made in the ordinary course of business, and (c) completed in accordance with Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by the Trust.

         1.14  "Proper   Instructions"   means  Oral   Instructions  or  Written
Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by the Trust and Custodian.

         1.15 "Securities Depository" means any Domestic Securities Depository or Foreign Securities Depository.

         1.16 "Shares" means, with respect to a Portfolio, those shares in a series or class of beneficial interests of the Trust that represent interests in such Portfolio.

         1.17 "Written Instructions" means written communications received by Custodian that are (a) reasonably believed by Custodian to have been signed or sent by an Authorized Person, (b) sent or transmitted by letter, facsimile, central processing unit connection, on-line terminal or magnetic tape, and (c) completed in accordance with Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by the Trust.

                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN

         2.1 Appointment. The Trust hereby appoints Custodian as custodian of all such securities, funds and other assets of each Portfolio as may be acceptable to Custodian and from time to time delivered to it by the Trust or others for the account of such Portfolio.

         2.2 Acceptance. Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III
                  CUSTODY OF SECURITIES, FUNDS AND OTHER ASSETS

         3.1 Segregation. All securities and non-cash property of a Portfolio in the possession of Custodian (other than securities maintained by Custodian with a sub-custodian appointed pursuant to this Agreement or in a Securities Depository or Book-Entry System) shall be physically segregated from other such securities and non-cash property in the possession of Custodian. All cash, securities and other non-cash property of a Portfolio shall be identified as belonging to such Portfolio.

         3.2 Custody Account. (a) Custodian shall open and maintain in its trust department a custody account in the name of each Portfolio, subject only to draft or order of Custodian, in which Custodian shall enter and carry all securities, funds and other assets of such Portfolio which are delivered to Custodian and accepted by it.

         (b) If, with respect to any Portfolio, Custodian at any time fails to receive any of the documents referred to in Section 3.10(a) below, then, until such time as it receives such document, it shall not be obligated to receive any securities into the Custody Account of such Portfolio and shall be entitled to return to such Portfolio any securities that it is holding in such Custody Account.

         3.3 Securities in Physical Form. Custodian may, but shall not be obligated to, hold securities that may be held only in physical form.

         3.4 Disclosure to Issuers of Securities. Custodian is authorized to disclose the Trust's and any Portfolio's names and addresses, and the securities positions in such Portfolio's Custody Account, to the issuers of such securities when requested by them to do so.

         3.5 Appointment of Domestic Sub-Custodians. In its discretion, and upon prior written notice to the Trust, Custodian may at any time and from time to time appoint, and at any time remove, any Eligible Domestic Bank as sub-custodian to hold securities and other assets of a Portfolio that are maintained in the United States and to carry out such other provisions of this Agreement as it may determine. The appointment of any such sub-custodian shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

         3.6 Appointment of Foreign Sub-Custodians. (a) At any time and from time to time, Custodian in its discretion may appoint in accordance with the 1940 Act (i) any overseas branch of any Eligible Domestic Bank, or (ii) any Eligible Foreign Entity, in ach case as a foreign sub-custodian for securities and other assets of a Portfolio that are maintained outside the United States, provided, however, that any such appointment shall be subject to prior written approval thereof by the Trust and, further, to prior written approval by the Trust of (A) the agreement pursuant to which Custodian proposes to employ such overseas branch or Eligible Foreign Entity, and (B) in the case of any Eligible Foreign Entity, the country or countries in which such Foreign Eligible Entity is to be authorized to hold securities and other assets of such Portfolio.

         (b) Set forth on Exhibit D hereto, with respect to each Portfolio, are the foreign sub-custodians appointed pursuant to Section 3.6(a) above and the countries in which pursuant to Section 3.6(a) above they may hold securities and other assets of such Portfolio. Exhibit D shall be revised from time to time as foreign sub-custodians and countries are added or deleted.

         (c) The Trust shall inform Custodian sufficiently in advance of a proposed investment which is to be held in a country not listed in Exhibit D hereto to allow the Trust to consider and give the approvals required under
Section 3.6(a) above and for Custodian to put appropriate arrangements in place with a foreign sub-custodian. If a Portfolio invests in a security or other asset to be held outside the United States before such approvals are given and such arrangements are put in place, then such security or other asset may be held by such agent as Custodian, in its discretion, may appoint.

         (d) Custodian shall have no greater liability to any Portfolio or the Trust for the actions or omissions of any foreign sub-custodian appointed pursuant to this Agreement (or any agent appointed pursuant to Section 3.6(c) above) than any such foreign sub-custodian (or such agent) has to Custodian, and Custodian shall not be required to discharge any such liability which may be imposed on it unless and until such foreign sub-custodian (or agent) has effectively indemnified Custodian against it or has otherwise discharged its liability to Custodian in full.

         (e) Upon the request of the Trust, Custodian shall annually furnish to the Trust information concerning all foreign sub-custodians appointed pursuant to this Agreement which shall be similar in kind and scope to that furnished to the Trust in connection with the initial approval by the Trust of the agreements pursuant to which Custodian employs such foreign sub-custodians or as otherwise required by the 1940 Act.

         3.7 Appointment of Other Agents. Custodian may employ other suitable agents, which may include affiliates of Custodian such as Bear, Stearns & Co. Inc. ("Bear Stearns") or Bear, Stearns Securities Corp.("BS Securities"), both of which are securities broker-dealers, provided, however, that Custodian shall not employ (a) BS Securities to hold any collateral pledged by BS Securities under the Master Securities Loan Agreement or any other securities loan agreement between the Trust and BS Securities, whether now or hereafter in effect, or (b) Bear Stearns to hold any securities purchased from Bear Stearns under the Master Repurchase Agreement or any other repurchase agreement between the Trust and Bear Stearns, whether now or hereafter in effect. The appointment of any agent pursuant to this Section 3.7 shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

         3.8 Bank Accounts. In its discretion and from time to time Custodian may open and maintain one or more demand deposit accounts with any Eligible Domestic Bank (any such accounts to be in the name of Custodian and subject only to its draft or order), provided, however, that the opening and maintenance of any such account shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

         3.9 Delivery of Assets to Custodian. Provided they are acceptable to Custodian, the Trust shall deliver to Custodian the securities, funds and other assets of each Portfolio, including (a) payments of income, payments of principal and capital distributions received by such Portfolio with respect to securities, funds or other assets owned by such Portfolio at any time during the term of this Agreement, and (b) funds received by such Portfolio for the issuance, at any time during such term, of Shares of such Portfolio. Custodian shall not be under any duty or obligation to require the Trust to deliver to it any securities or other assets owned by a Portfolio and shall have no responsibility or liability for or on account of securities or other assets not so delivered.

         3.10 Domestic Securities Depositories and Book-Entry Systems. Custodian and any sub-custodian appointed pursuant to Section 3.5 above may deposit and/or maintain securities of any Portfolio in a Domestic Securities Depository or in a Book-Entry System, subject to the following provisions:

         (a) Prior to a deposit of securities of a Portfolio in any Domestic Securities Depository or Book-Entry System, the Trust shall deliver to Custodian a resolution of the Board of Trustees, certified by an officer of the Trust, authorizing and instructing Custodian (and any sub-custodian appointed pursuant to Section 3.5 above) on an on-going basis to deposit in such Domestic Securities Depository or Book-Entry System all securities eligible for deposit therein and to make use of such Domestic Securities Depository or Book-Entry System to the extent possible and practical in connection with the performance of its obligations hereunder (or under the applicable sub-custody agreement in the case of such sub-custodian), including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of collateral consisting of securities.

         (b) Securities of a Portfolio kept in a Book-Entry System or Domestic Securities Depository shall be kept in an account ("Depository Account") of Custodian (or of any sub-custodian appointed pursuant to Section 3.5 above) in such Book-Entry System or Domestic Securities Depository which includes only assets held by Custodian (or such sub-custodian) as a fiduciary, custodian or otherwise for customers.

         (c) The records of Custodian with respect to securities of a Portfolio that are maintained in a Book-Entry System or Domestic Securities Depository shall at all times identify such securities as belonging to such Portfolio.

         (d) If securities purchased by a Portfolio are to be held in a Book-Entry System or Domestic Securities Depository, Custodian (or any sub-custodian appointed pursuant to Section 3.5 above) shall pay for such securities upon (i) receipt of advice from the Book-Entry System or Domestic Securities Depository that such securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of Custodian (or of such sub-custodian) to reflect such payment and transfer for the account of such Portfolio. If securities sold by a Portfolio are held in a Book-Entry System or Domestic Securities Depository, Custodian (or such sub-custodian) shall transfer such securities upon (A) receipt of advice from the Book-Entry System or Domestic Securities Depository that payment for such securities has been transferred to the Depository Account, and (B) the making of an entry on the records of Custodian (or of such sub-custodian) to reflect such transfer and payment for the account of such Portfolio.

         (e) Custodian shall provide the Trust with copies of any report obtained by Custodian (or by any sub-custodian appointed pursuant to Section 3.5 above) from a Book-Entry System or Domestic Securities Depository in which securities of a Portfolio are kept on the internal accounting controls and procedures for safeguarding securities deposited in such Book-Entry System or Domestic Securities Depository.

         (f) At its election, the Trust shall be subrogated to the rights of Custodian (or of any sub-custodian appointed pursuant to Section 3.5 above) with respect to any claim against a Book-Entry System or Domestic Securities Depository or any other person for any loss or damage to a Portfolio arising from the use of such Book-Entry System or Domestic Securities Depository, if and to the extent that such Portfolio has not been made whole for any such loss or damage.

         3.11 Foreign Securities Depositories. Custodian or any sub-custodian appointed pursuant to Section 3.6 above may maintain securities of any Portfolio in any Foreign Securities Depository in accordance with the 1940 Act. Set forth on Exhibit D hereto are the Foreign Securities Depositories that Custodian or any such sub-custodian are authorized in accordance with the 1940 Act to employ. Exhibit D shall be revised from time to time as Foreign Securities Depositories are added or deleted.

         3.12 Relationship With Securities Depositories. No Book-Entry System, Securities Depository, or other securities depository or clearing agency (whether foreign or domestic) which it is or may become standard market practice to use for the comparison and settlement of trades in securities shall be an agent or sub-contractor of Custodian for purposes of Section 3.7 above or otherwise.

         3.13 Payments from Custody Account. Upon receipt of Proper Instructions with respect to a Portfolio but subject to its right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian shall make payments from the Custody Account of such Portfolio, but only in the following cases, provided, first, that there are sufficient funds in such Custody Account to make such payments, whether belonging to such Portfolio or advanced to it by Custodian in its sole and absolute discretion as set forth in
Section 3.19 below, and, second, that after the making of such payments, such Portfolio would not be in violation of any margin or other requirements agreed upon pursuant to Section 3.19 below:

         (a) For the purchase of securities for such Portfolio but only (i) in the case of securities (other than options on securities, futures contracts and options on futures contracts), against the delivery to Custodian (or any sub-custodian appointed pursuant to this Agreement) of such securities registered as provided in Section 3.21 below or in proper form for transfer or, if the purchase of such securities is effected through a Book-Entry System or Domestic Securities Depository, in accordance with the conditions set forth in
Section 3.10 above, and (ii) in the case of options, futures contracts and options on futures contracts, against delivery to Custodian (or such sub-custodian) of evidence of title thereto in favor of such Portfolio, the Custodian, any such sub-custodian, or any nominee referred to in Section 3.21 below;

         (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.14(f) below, of securities owned by such Portfolio;

         (c) For transfer in accordance with the provisions of any agreement among the Trust, Custodian and a securities broker-dealer, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions of such Portfolio;

         (d) For transfer in accordance with the provisions of any agreement among the Trust, Custodian and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding margin or other deposits in connection with transactions of such Portfolio;

         (e) For the funding of any time deposit (whether certificated or not) or other interest-bearing account with any banking institution (including Custodian), provided that Custodian shall receive and retain such certificate, advice, receipt or other evidence of deposit (if any) as such banking institution may deliver with respect to any such deposit or account;

         (f) For the purchase from a banking or other financial institution of loan participations, but only if Custodian has in its possession a copy of the agreement between the Trust and such banking or other financial institution with respect to the purchase of such loan participations and provided that Custodian shall receive and retain such participation certificate or other evidence of participation (if any) as such banking or other financial institution may deliver with respect to any such loan participation;

         (g) For the purchase and/or sale of foreign currencies or of options to purchase and/or sell foreign currencies, for spot or future delivery, for the account of such Portfolio pursuant to contracts between the Trust and any banking or other financial institution (including Custodian, any sub-custodian appointed pursuant to this Agreement and any affiliate of Custodian);

         (h) For transfer to a securities broker-dealer as margin for a short sale of securities for such Portfolio, or as payment in lieu of dividends paid on securities sold short for such Portfolio;

         (i) For the payment as provided in Article IV below of any dividends, capital gain distributions or other distributions declared on the Shares of such Portfolio;


         (j) For the payment as provided in Article IV below of the redemption price of the Shares of such Portfolio;

         (k) For the payment of any expense or liability incurred by such Portfolio, including but not limited to the following payments for the account of such Portfolio: interest, taxes, and administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees, and other operating expenses of such Portfolio; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses; and

         (l) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount and purpose of such payment, certifying such purpose to be a proper purpose of such Portfolio, and naming the person or persons to whom such payment is to be made.

         3.14 Deliveries from Custody Account. Upon receipt of Proper Instructions with respect to a Portfolio but subject to its right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian shall release and deliver securities and other assets from the Custody Account of such

Portfolio, but only in the following cases, provided, first, that there are sufficient amounts and types of securities or other assets in such Custody Account to make such delivery, and, second, that after the making of such delivery, such Portfolio would not be in violation of any margin or other requirements agreed upon pursuant to Section 3.19 below:

         (a) Upon the sale of securities for the account of such Portfolio but, subject to Section 3.15 below, only against receipt of payment therefor or, if such sale is effected through a Book-Entry System or Domestic Securities Depository, in accordance with the provisions of Section 3.10 above;

         (b) To an offeror's depository agent in connection with tender or other similar offers for securities of such Portfolio; provided that, in any such case, the funds or other consideration for such securities is to be delivered to Custodian;

         (c) To the issuer thereof or its agent when such securities are called, redeemed or otherwise become payable, provided that in any such case the funds or other consideration for such securities is to be delivered to Custodian;

         (d) To the issuer thereof or its agent for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to Custodian;

         (e) To the securities broker through whom securities are being sold for such Portfolio, for examination in accordance with the "street delivery" custom;

         (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement, including surrender or receipt of underlying securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new securities and funds, if any, are to be delivered to Custodian;

         (g) In the case of warrants, rights or similar securities, to the issuer of such warrants, rights or similar securities, or its agent, upon the exercise thereof, provided that, in any such case, the new securities and funds, if any, are to be delivered to Custodian;

         (h) To the borrower thereof, or its agent, in connection with any loans of securities for such Portfolio pursuant to any securities loan agreement entered into by the Trust, but only against receipt by Custodian of such collateral as is required under such securities loan agreement;

         (i) To any lender, or its agent, as collateral for any borrowings from such lender by such Portfolio that require a pledge of assets of such Portfolio, but only against receipt by Custodian of the amounts borrowed;

         (j) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of such Portfolio or the Trust;

         (k) For delivery in accordance with the provisions of any agreement among the Trust, Custodian and a securities broker-dealer, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions of such Portfolio;

         (l) For delivery in accordance with the provisions of any agreement among the Trust, Custodian, and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding margin or other deposits in connection with transactions of such Portfolio;

         (m) For delivery to a securities broker-dealer as margin for a short sale of securities for such Portfolio;

         (n) To the issuer of American Depositary Receipts or International Depositary Receipts (hereinafter, collectively, "ADRs") for such securities, or its agent, against a written receipt therefor adequately describing such securities, provided that such securities are delivered together with instructions to issue ADRs in the name of Custodian or its nominee and to deliver such ADRs to Custodian;

         (o) In the case of ADRs, to the issuer thereof, or its agent, against a written receipt therefor adequately describing such ADRs, provided that such ADRs are delivered together with instructions to deliver the securities underlying such ADRs to Custodian or an agent of Custodian; or

         (p) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the securities or other assets to be delivered, setting forth the purpose for which such delivery is to be made, certifying such purpose to be a proper purpose of such Portfolio, and naming the person or persons to whom delivery of such securities or other assets is to be made.

         3.15 Delivery Prior to Final Payment. When instructed by the Trust to deliver securities of a Portfolio against payment, Custodian shall be entitled, but only if in accordance with generally accepted market practice, to deliver such securities prior to actual receipt of final payment therefor and, exclusively in the case of securities in physical form, prior to receipt of payment therefor. In any such case, such Portfolio shall bear the risk that final payment for such securities may not be made or that such securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and Custodian shall have no liability for any of the foregoing.

         3.16 Credit Prior to Final Payment. In its sole discretion and from time to time, Custodian may credit the Custody Account of a Portfolio, prior to actual receipt of final payment thereof, with (a) proceeds from the sale of securities of such Portfolio which it has been instructed to deliver against payment, (b) proceeds from the redemption of securities or other assets in such Custody Account, and (c) income from securities, funds or other assets in such Custody Account. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. Custodian may, in its sole discretion and from time to time, permit a Portfolio to use funds so credited to its Custody Account in anticipation of actual receipt of final payment. Any funds so used shall constitute an advance subject to Section 3.19 below.

         3.17 Definition of Final Payment. For purposes of this Agreement, "final payment" means payment in funds which are (or have become) immediately available, under applicable law are irreversible, and are not subject to any security interest, levy, lien or other encumbrance.

         3.18 Payments and Deliveries Outside United States. Notwithstanding anything to the contrary that may be required by Section 3.13 or Section 3.14 above, or elsewhere in this Agreement, in the case of securities and other assets maintained outside the United States and in the case of payments made outside the United States, Custodian and any sub-custodian appointed pursuant to this

Agreement may receive and deliver such securities or other assets, and may make such payments, in accordance with the laws, regulations, customs, procedures and practices applicable in the relevant local market outside the United States;

         3.19 Clearing Credit. Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Portfolio's transactions in the Custody Account of such Portfolio. Any such advance (a) shall be repayable immediately upon demand made by Custodian, (b) shall be fully secured as provided in Section 9.3 below, and (c) shall bear interest at such rate, and be subject to such other terms and conditions, as Custodian and the Trust may agree.

         3.20 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Trust, Custodian shall with respect to all securities and other assets held for a Portfolio:

         (a) Subject to Section 8.4 below, receive into the Custody Account of such Portfolio any funds or other property, including payments of principal, interest and dividends, due and payable on or on account of such securities and other assets;

         (b) Deliver securities of such Portfolio to the issuers of such securities or their agents for the transfer thereof into the name of such Portfolio, Custodian or any of the nominees referred to in Section 3.21 below;

         (c) Endorse for collection, in the name of such Portfolio, checks, drafts and other negotiable instruments;

         (d) Surrender interim receipts or securities in temporary form for securities in definitive form;

         (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws of the United States, or the laws or regulations of any other taxing authority, in connection with the transfer of such securities or other assets or the receipt of income or other payments with respect thereto;

         (f) Receive and hold for such Portfolio all rights and similar securities issued with respect to securities or other assets of such Portfolio;

         (g) As may be required in the execution of Proper Instructions, transfer funds from the Custody Account of such Portfolio to any demand deposit account maintained by Custodian pursuant to Section 3.8 above; and

         (h) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase and transfer of, and other dealings in, such securities and other assets.

         3.21 Registration and Transfer of Securities. All securities held for a Portfolio that are issuable only in bearer form shall be held by Custodian in that form, provided that any such securities shall be held in a Securities Depository or Book-Entry System if eligible therefor. All other securities and all other assets held for a Portfolio may be registered in the name of (a) Custodian as agent, (b) any sub-custodian appointed pursuant to this Agreement,
(c) any Securities Depository, or (d) any nominee or agent of any of them. The Trust shall furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register as in this Section
3.21 provided, any securities or other assets delivered to Custodian which are registered in the name of a Portfolio.

         3.22 Records. (a) Custodian shall maintain complete and accurate records with respect to securities, funds and other assets held for a Portfolio, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of securities and all receipts and disbursements of funds; (ii) ledgers (or other records) reflecting
(A) securities in transfer, if any, (B) securities in physical possession, (C) monies and securities borrowed and monies and securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) cancelled checks and bank records related thereto. Custodian shall keep such other books and records with respect to securities, funds and other assets of a Portfolio which are held hereunder as the Trust may reasonably request.

         (b) All such books and records maintained by Custodian for a Portfolio shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of such Portfolio and at all times during the regular business hours of Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained under the 1940 Act, be preserved for the periods prescribed therein.

         3.23 Account Reports by Custodian. Custodian shall furnish the Trust with a daily activity statement, including a summary of all transfers to or from the Custody Account of each Portfolio (in the case of securities and other assets maintained in the United States, on the day following such transfers). At least monthly and from time to time, Custodian shall furnish the Trust with a detailed statement of the securities, funds and other assets held for each Portfolio under this Agreement.

         3.24 Other Reports by Custodian. Custodian shall provide the Trust with such reports as the Trust may reasonably request from time to time on the internal accounting controls and procedures for safeguarding securities which are employed by Custodian or any sub-custodian appointed pursuant to this Agreement.

         3.25 Proxies and Other Materials. (a) Unless otherwise instructed by the Trust, Custodian shall promptly deliver to the Trust all notices of meetings, proxies and proxy materials which it receives regarding securities held in the Custody Account of a Portfolio. Before delivering them to the Trust, Custodian shall cause all proxies relating to such securities which are not registered in the name of a Portfolio to be promptly executed by the registered holder of such securities, without indication of the manner in which such proxies are to be voted. Unless otherwise instructed by the Trust, neither Custodian nor any of its agents shall exercise any voting rights with respect to securities held hereunder.

         (b) Unless otherwise instructed by the Trust, Custodian shall promptly transmit to the Trust all other written information received by Custodian from issuers of securities held in the Custody Account of any Portfolio. With respect to tender or exchange offers for such securities, Custodian shall promptly transmit to the Trust all written information received by Custodian from the issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify Custodian (i) in the case of securities maintained outside the United States, such number of Business Days prior to the date on which Custodian is to take such action as will allow Custodian to take such action in the relevant local market for such securities in a timely fashion, and (ii) in the case of all other securities, at least five Business Days prior to the date on which Custodian is to take such action.

         3.26 Co-operation. Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of a Portfolio and/or to compute the value of the assets of a Portfolio.

                                   ARTICLE IV
                         REDEMPTION OF PORTFOLIO SHARES;
                        DIVIDENDS AND OTHER DISTRIBUTIONS

         4.1 Transfer of Funds. From such funds as may be available for the purpose in the Custody Account of a Portfolio, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of such Portfolio or to pay dividends or other distributions to holders of Shares of such Portfolio, Custodian shall transfer each amount specified in such Proper Instructions to such account of such Portfolio or of an agent thereof (other than Custodian), at such bank, as the Trust may designate therein with respect to such amount.

         4.2 Sole Duty of Custodian. Custodian's sole obligation with respect to the redemption of Shares of a Portfolio and the payment of dividends thereon and of other distributions by a Portfolio shall be as set forth in Section 4.1 above, and Custodian shall not be required to make any payments to the various holders from time to time of Shares of a Portfolio nor shall Custodian be responsible for the payment or distribution by the Trust, or any agent designated in Proper Instructions given pursuant to Section 4.1 above, of any amount paid by Custodian to the account of the Trust or such agent in accordance with such Proper Instructions.

                                    ARTICLE V
                               SEGREGATED ACCOUNTS

         Upon receipt of Proper Instructions to do so, Custodian shall establish and maintain a segregated account or accounts for and on behalf of any Portfolio, into which account or accounts funds and/or securities may be transferred, including securities maintained in a Securities Depository:

         (a) in accordance with the provisions of any agreement among the Trust, Custodian and a securities broker-dealer (or any futures commission merchant), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions of such Portfolio,

         (b) for purposes of segregating funds or securities in connection with securities options purchased or written by such Portfolio or in connection with financial futures contracts (or options thereon) purchased or sold by such Portfolio,

         (c) which constitute collateral for loans of securities made by such Portfolio,

         (d) for purposes of compliance by such Portfolio with requirements under the 1940 Act for the maintenance of segregated accounts by registered management investment companies in connection with reverse repurchase agreements, when-issued, delayed delivery and firm commitment transactions, and short sales of securities, and

         (e) for other proper purposes, but only upon receipt of Proper Instructions, specifying the purpose or purposes of such segregated account and certifying such purposes to be proper purposes of such Portfolio.

                                   ARTICLE VI
                         CERTAIN REPURCHASE TRANSACTIONS

         6.1 Transactions. If and to the extent that the necessary funds and securities of a Portfolio have been entrusted to it under this Agreement, and subject to Custodian's right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian, as agent of such Portfolio, shall from time to time (and unless the Trust gives it Proper Instructions to do otherwise) make for the account of such Portfolio the transfers of funds and deliveries of securities which such Portfolio is required to make pursuant to the Master Repurchase Agreement and shall receive for the account of such Portfolio the transfers of funds and deliveries of securities which the seller under the Master Repurchase Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Repurchase Agreement.

         6.2 Collateral. Custodian shall daily mark to market the securities purchased under the Master Repurchase Agreement and held in the Custody Account of a Portfolio, and shall give to the seller thereunder any such notice as may be required thereby in connection with such mark-to-market.

         6.3 Events of Default. Custodian shall promptly notify the Trust of any event of default under the Master Repurchase Agreement (as such term "event of default" is defined therein) of which it has actual knowledge.

         6.4 Master Repurchase Agreement. Custodian hereby acknowledges its receipt from the Trust of a copy of the Master Repurchase Agreement. The Trust shall provide Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Repurchase Agreement.

                                   ARTICLE VII
                     CERTAIN SECURITIES LENDING TRANSACTIONS

         7.1 Transactions. If and to the extent that the necessary funds and securities of a Portfolio have been entrusted to it under this Agreement, and subject to Custodian's right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian, as agent of such Portfolio, shall from time to time (and unless the Trust gives it Proper Instructions to do otherwise) make for the account of such Portfolio the transfers of funds and deliveries of securities which such Portfolio is required to make pursuant to the Master Securities Loan Agreement and shall receive for the account of such Portfolio the transfers of funds and deliveries of securities which the borrower under the Master Securities Loan Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Securities Loan Agreement.

         7.2 Collateral. Custodian shall daily mark to market, in the manner provided for in the Master Securities Loan Agreement, all loans of securities which may from time to time be outstanding thereunder.

         7.3 Defaults. Custodian shall promptly notify the Trust of any default under the Master Securities Loan Agreement (as such term "default" is defined therein) of which it has actual knowledge.

         7.4 Master Securities Loan Agreement. Custodian hereby acknowledges its receipt from the Trust of a copy of the Master Securities Loan Agreement. The Trust shall provide Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Securities Loan Agreement.

                                  ARTICLE VIII
                            CONCERNING THE CUSTODIAN

         8.1 Standard of Care. Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to any Portfolio or the Trust for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim which does not arise from willful misfeasance, bad faith or negligence on the part of Custodian. In no event shall Custodian be liable for special, incidental or consequential damages, even if Custodian has been advised of the possibility of such damages, or be liable in any manner whatsoever for any action taken or omitted upon instructions from an Authorized Person.

         8.2 Actual Collection Required. Custodian shall not be liable for, or considered to be the custodian of, any funds belonging to a Portfolio or any money represented by a check, draft or other instrument for the payment of money, until Custodian or its agents actually receive such funds or collect on such instrument.

         8.3 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, Custodian shall not be responsible for the title, validity or genuineness of any assets or evidence of title thereto received or delivered by it or its agents.

         8.4 Limitation on Duty to Collect. Custodian shall promptly notify the Trust whenever any money or property due and payable from or on account of any securities or other assets held hereunder for a Portfolio is not timely received by it. Custodian shall not, however, be required to enforce collection, by legal means or otherwise, of any such money or other property not paid when due, but shall receive the proceeds of such collections as may be effected by it or its agents in the ordinary course of Custodian's custody and safekeeping business or of the custody and safekeeping business of such agents.

         8.5 Express Duties Only. Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian. Custodian shall have no discretion whatsoever with respect to the management, disposition or investment of the Custody Account of any Portfolio and is not a fiduciary to any Portfolio or the Trust. In particular, Custodian shall not be under any obligation at any time to monitor or to take any other action with respect to compliance by any Portfolio or the Trust with the 1940 Act, the provisions of the Trust's charter documents or by-laws, or any Portfolio's investment objectives, policies and limitations as in effect from time to time.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 Indemnification. Each Portfolio shall indemnify and hold harmless Custodian, any sub-custodian appointed pursuant to this Agreement and any nominee of any of them, from and against any loss, damages, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any federal, state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that securities or other assets in the Custody Account of such Portfolio are registered in the name of any such nominee, or (b) from any action or inaction, with respect to such Portfolio, by Custodian or such sub-custodian or nominee
(i) at the request or direction of or in reliance on the advice of the Trust or any of its agents, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement with respect to such Portfolio, provided that Custodian, any such sub-custodian or any nominee of any of them shall not be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from willful misfeasance, bad faith or negligence on the part of Custodian or any such sub-custodian or nominee.

         9.2 Indemnity to be Provided. If the Trust requests Custodian to take any action with respect to securities or other assets of a Portfolio, which may, in the opinion of Custodian, result in Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, Custodian shall not be required to take such action until such Portfolio shall have provided indemnity therefor to Custodian in an amount and form satisfactory to Custodian.

         9.3 Security. As security for the payment of any present or future obligation or liability of any kind which a Portfolio may have to Custodian with respect to or in connection with the Custody Account of such Portfolio or this Agreement, the Trust hereby pledges to Custodian all securities, funds and other assets of every kind which are in such Custody Account or otherwise held for such Portfolio pursuant to this Agreement, and hereby grants to Custodian a lien, right of set-off and continuing security interest in such securities, funds and other assets.

                                    ARTICLE X
                                  FORCE MAJEURE

         Custodian  shall not be liable for any failure or delay in  performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; actions by any governmental authority, de jure or de facto; or inability to obtain labor, material, equipment or transportation.

                                   ARTICLE XI
                         REPRESENTATIONS AND WARRANTIES

         11.1 Representations With Respect to Portfolios. The Trust represents and warrants that (a) it has all necessary power and authority to perform the obligations hereunder of each Portfolio, (b) the execution and delivery by it of this Agreement, and the performance by it of the obligations hereunder of each Portfolio, have been duly authorized by all necessary action and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or such Portfolio or by which it or such Portfolio, or their respective assets, may be bound, and (c) this Agreement constitutes a legal, valid and binding obligation of each Portfolio, enforceable against it in accordance with its terms.

         11.2 Representations of Custodian. Custodian represents and warrants that (a) it has all necessary power and authority to perform its obligations hereunder, (b) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all necessary action and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or by which it or its assets may be bound, and (c) this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

                                   ARTICLE XII
                            COMPENSATION OF CUSTODIAN

         Each Portfolio shall pay Custodian such fees and charges as are set forth in Exhibit E hereto, as such Exhibit E may from time to time be revised by Custodian upon 14 days' prior written notice to the Trust. Any annual fee payable by a Portfolio shall be calculated on the basis of the total market value of the assets in the Custody Account of such Portfolio as determined on the last Business Day of the month for which such fee is charged; and such fee, and any transaction charges payable by such Portfolio, shall be paid monthly by automatic deduction from such Custody Account. Out-of-pocket expenses incurred by Custodian in the performance of its services hereunder, and all other proper charges and disbursements of the Custody Account of any Portfolio, shall be charged to such Custody Account by Custodian and paid therefrom.

                                  ARTICLE XIII
                                      TAXES

         13.1 Taxes Payable by Portfolios. Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws or in respect of the Custody Account of any Portfolio or any income thereof shall be charged to such Custody Account by Custodian and paid therefrom.

         13.2 Tax Reclaims. Upon the written request of the Trust, Custodian shall exercise, on behalf of any Portfolio, any tax reclaim rights of such Portfolio which arise in connection with foreign securities in the Custody Account of such Portfolio.

                                   ARTICLE XIV
                           AUTHORIZED PERSONS; NOTICES

         14.1 Authorized Persons. Custodian may rely upon and act in accordance with any notice, confirmation, instruction or other communication received by it from the Trust which is reasonably believed by Custodian to have been given or signed on behalf of the Trust by one of the Authorized Persons designated by the Trust in Exhibit B hereto, as it may from time to time be revised. The Trust may revise Exhibit B hereto at any time by notice in writing to Custodian given in accordance with Section 14.4 below, but no revision of Exhibit B hereto shall be effective until Custodian actually receives such notice.

         14.2 Investment Advisers. Custodian may also act in accordance with any Written or Oral Instructions given with respect to a Portfolio which are reasonably believed by Custodian to have been given or signed by one of the persons designated from time to time by any of the investment advisers of such Portfolio who are specified in Exhibit C hereto (if any) as it may from time to time be revised. The Trust may revise Exhibit C hereto at any time by notice in writing to Custodian given in accordance with Section 14.4 below, and each investment adviser specified in Exhibit C hereto (if any) may at any time by like notice designate an Authorized Person or remove an Authorized Person previously designated by it, but no revision of Exhibit C hereto (if any) and no designation or removal by such investment adviser shall be effective until Custodian actually receives such notice.

         14.3 Oral Instructions. Custodian may rely upon and act in accordance with Oral Instructions. All Oral Instructions shall be confirmed to Custodian in Written Instructions. However, if Written Instructions confirming Oral Instructions are not received by Custodian prior to a transaction, it shall in no way affect the validity of the transaction authorized by such Oral Instructions or the authorization given by an Authorized Person to effect such transaction. Custodian shall incur no liability to any Portfolio or the Trust in acting upon Oral Instructions. To the extent such Oral Instructions vary from any confirming Written Instructions, Custodian shall advise the Trust of such variance but unless confirming Written Instructions are timely received, such Oral Instructions shall govern.

         14.4 Addresses for Notices. Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be sent, delivered or given to the recipient at the address, or the relevant telephone number, set forth after its name hereinbelow:

                    If to the Trust:

                    The FBR Family of Funds
                           for [INSERT NAME OF PORTFOLIO]
                    Potomac Tower
                    1001 Nineteenth Street North
                    Arlington, VA 22209
                    Attention: _____________________________
                    Telephone: (703) 312-9583
                    Facsimile: (703)    -


                    If to Custodian:

                    Custodial Trust Company
                    101 Carnegie Center
                    Princeton, New Jersey 08540-6231
                    Attention: Vice President - Trust Operations
                    Telephone: (609) 951-2320
                    Facsimile: (609) 951-2327

or at such other address as either party hereto shall have provided to the other by notice given in accordance with this Section 14.4. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

         14.5 Remote Clearance. Written Instructions for the receipt, delivery or transfer of securities may include, and Custodian shall accept, Remote Clearance Instructions (as defined hereinbelow) and Bulk Input Instructions (as defined hereinbelow), provided that such Instructions are given in accordance with the procedures prescribed by Custodian from time to time as to content of instructions and their manner and timeliness of delivery by Customer. Custodian shall be entitled to conclusively assume that all Remote Clearance Instructions and Bulk Input Instructions have been given by an Authorized Person, and Custodian is hereby irrevocably authorized to act in accordance therewith. For purposes of this Agreement, "Remote Clearance Instructions" means instructions that are input directly via a remote terminal which is located on the premises of the Trust, or of an investment adviser named in Exhibit C hereto, and linked to Custodian; and "Bulk Input Instructions" means instructions that are input by bulk input computer tape delivered to Custodian by messenger or transmitted to it via such transmission mechanism as the Trust and Custodian shall from time to time agree upon.

                                   ARTICLE XV
                             EFFECTIVENESS; DURATION

         This Agreement shall become effective on the day and year first above written. It shall continue in effect until the first anniversary of such day and year and, thereafter, for successive annual periods, provided that such continuance is specifically approved at least annually by the Board of Trustees.

                                   ARTICLE XVI
                                   TERMINATION

         Either party hereto may terminate this Agreement with respect to one or more of the Portfolios by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. Upon the date set forth in such notice this Agreement shall terminate with respect to each Portfolio specified in such notice, and Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date (a) deliver directly to the successor custodian or its agents all securities (other than securities held in a Book-Entry System or Securities Depository) and other assets then owned by such Portfolio and held by Custodian as custodian, and (b) transfer any securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of such Portfolio, provided that such Portfolio shall have paid to Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.

                                  ARTICLE XVII
                            LIMITATION OF LIABILITIES

         Neither any trustee of the Trust, when acting in such capacity, nor any officer thereof, when acting in such capacity, shall be personally liable to Custodian for any act, omission or obligation of the Trust, of any Portfolio or of any trustee or officer of the Trust.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

         18.1 Business Days. Nothing contained in this Agreement shall require Custodian to perform any function or duty on a day other than a Business Day.

         18.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

         18.3 References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for a Portfolio and such other printed matter as merely identifies Custodian as custodian for a Portfolio. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

         18.4 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

         18.5 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

         18.6 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

         18.7 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

         18.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party. Any purported assignment in violation of this Section 18.8 shall be void.

         18.9 Jurisdiction. Any suit, action or proceeding with respect to this Agreement may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding, and hereby waive for such purpose any other preferential jurisdiction by reason of their present or future domicile or otherwise.

         18.10 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its representative thereunto duly authorized, all as of the day and year first above written.

                                         THE FBR FAMILY OF FUNDS

                                         By: ____________________
                                         Name:
                                         Title:


                                         CUSTODIAL TRUST COMPANY

                                         By: _____________________
                                         Name:
                                         Title:

                                    EXHIBIT A

                                   PORTFOLIOS

- FBR Small Cap Financial Fund

- FBR Financial Services Fund

- FBR Growth/Value Fund

- FBR Information Technologies Fund

                                    EXHIBIT B

                               AUTHORIZED PERSONS

         Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Custody Accounts of the Portfolios.

           Name                                             Signature
           ----                                             ---------
______________________________                    ______________________________

______________________________                    ______________________________

______________________________                    ______________________________

______________________________                    ______________________________

                                    EXHIBIT C

                               INVESTMENT ADVISERS

ALL PORTFOLIOS

FBR Fund Advisers, Inc.

                                    EXHIBIT D

           APPROVED FOREIGN SUB-CUSTODIANS AND SECURITIES DEPOSITORIES

ALL PORTFOLIOS

Foreign Sub-custodian            Country(ies)            Securities Depositories
---------------------            ------------            -----------------------

                                    EXHIBIT E
                      CUSTODY FEES AND TRANSACTION CHARGES

         All fees and charges set forth in this Exhibit E shall be calculated and paid in the manner provided in Article XII above.

         Domestic Fees. Each Portfolio shall pay Custodian the following fees for assets maintained by such Portfolio in the United States ("Domestic Assets") and charges for transactions by such Portfolio in the United States, all such fees and charges to be payable monthly:

         (1) an annual fee of the greater of 0.02% (two basis points) per annum of the value of the Domestic Assets in the Custody Account of such Portfolio or $6,000;

         (2) a transaction charge of $15 for each receive or deliver of book-entry securities into or from the Custody Account of such Portfolio (but not for any such receive or deliver in a repurchase transaction representing a cash sweep investment for such Portfolio's account);

         (3) a transaction charge of $25 for each receive or deliver into or from such Portfolio's Custody Account of securities in physical form;

         (4) a transaction charge for each repurchase transaction in the Custody Account of such Portfolio which represents a cash sweep investment for such Portfolio's account, computed at a rate of 0.10% (ten basis points) per annum on the amount of the purchase price paid by such Portfolio in such repurchase transaction;

         (5) a charge of $10 for each "free" transfer of funds from the Custody Account of such Portfolio; and

         (6) a separately negotiated service charge for each holding of securities or other assets of such Portfolio that are sold by way of private placement or in such other manner as to require services by Custodian which in its reasonable judgment are materially in excess of those ordinarily required for the holding of publicly traded securities in the United States.

         International Fees. Each Portfolio shall pay Custodian fees for assets maintained by such Portfolio outside the United States ("Foreign Assets") and charges for transactions by such Portfolio outside the United States (including, without limitation, charges for funds transfers and tax reclaims) in accordance with such schedule of fees and charges for each country in which Foreign Assets of such Portfolio are held as Custodian shall from time to time provide to the Trust. Any asset-based fee shall be based upon the total market value of the applicable Foreign Assets as determined on the last Business Day of the month for which such fee is charged.